EXHIBIT 99.2

SUROS SURGICAL SYSTEMS, INC.

Financial Statements

(Unaudited)

March 31, 2006 and 2005

SUROS SURGICAL SYSTEMS, INC.

Table of Contents

Page

PART I - FINANCIAL INFORMATION

Condensed Balance Sheets March 31, 2006 and March 31, 2005 (unaudited)	2

Condensed Statements of Operations Three Months Ended March 31, 2006 and March 31, 2005 (unaudited)	3

Condensed Statements of Cash Flows Three Months Ended March 31, 2006 and March 31, 2005 (unaudited)	4

Notes to Condensed Financial Statements (unaudited)	5

SUROS SURGICAL SYSTEMS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$4,253,705	3,760,408
Short-term investments	—	998,300
Accounts receivable, net of allowances for doubtful accounts and sales returns of $360,292 in 2005 and $279,300 in 2004	6,280,741	5,815,209
Inventories	2,062,048	2,128,702
Prepaid expenses and other current assets	216,975	259,575

Total current assets	12,813,469	12,962,194
Property and equipment, net	2,884,418	2,921,123
Other assets, net	703,959	658,304

Total assets	$16,401,846	16,541,621

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,434,221	1,750,523
Accrued expenses and other liabilities	1,955,526	2,398,861
Deferred revenue	523,112	447,044

Total current liabilities	3,912,859	4,596,428
Deferred revenue - long term portion	1,085,196	844,228
Convertible debt	2,350,000	2,350,000

Total liabilities	7,348,055	7,790,656

Redeemable preferred stock
Series D preferred stock. Authorized 750,000 shares; issued and outstanding 712,121 shares	13,374,316	13,139,316
Series B preferred stock. Authorized 405,200 shares; issued and outstanding 405,200 shares	5,590,948	5,509,908
Series C preferred stock. Authorized 75,700 shares; issued and outstanding 75,700 shares	1,189,926	1,174,786
Stockholders’ equity:
Series A preferred stock. Authorized 287,488 shares; issued and outstanding 287,448 shares	287,448	287,448
Common stock, $0.001 par value. Authorized 25,000,000 shares; issued and outstanding 6,691,993, respectively	6,692	6,692
Accumulated deficit	(11,395,539)	(11,367,185)

Total stockholders’ equity	(11,101,399)	(11,073,045)

Total liabilities and stockholders’ equity	$16,401,846	16,541,621

See accompanying notes to financial statements.

SUROS SURGICAL SYSTEMS, INC.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Net sales	$9,312,658	5,755,633
Cost of sales	2,942,262	1,969,779
Gross profit	6,370,396	3,785,854
Operating expenses:
Sales and marketing	3,672,097	2,557,154
Research and development	602,449	227,806
General and administrative	1,774,759	1,308,154

Total operating expenses	6,049,305	4,093,114

Income (loss) from operations	321,091	(307,260)

Other income (expense):
Interest income	44,762	38,337
Interest expense	(46,038)	(41,884)
Other, net	(22,904)	1,499

Other income (expense), net	(24,180)	(2,048)
Net income (loss)	296,911	(309,308)
Accrued preferred stock dividends	331,180	331,180

Net loss attributable to common shareholders	$(34,269)	(640,488)

See accompanying notes to financial statements.

SUROS SURGICAL SYSTEMS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$296,911	(309,308)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	292,343	216,824
Provision for bad debts	80,992	75,860
Straight-line rent expense	3,531	8,160
Loss on disposal of assets	440	5,561
Stock compensation expense	5,915	14,319
Changes in assets and liabilities:
Accounts receivable	(546,524)	11,501
Inventories	66,654	(602,356)
Prepaid expenses and other assets	42,600	(15,158)
Accounts payable	(316,302)	(185,856)
Accrued expenses and other liabilities	(446,866)	(29,463)
Deferred revenue	317,036	64,595

Net cash used in operating activities	(203,270)	(745,321)

Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(217,543)	(423,630)
Proceeds from short-term investments	998,300	1,992,158
Intangible assets	(84,190)	(82,136)

Net cash provided by investing activities	696,567	1,486,392

Cash flows from financing activities	—	—
Net increase in cash	493,297	741,071
Cash, at beginning of year	3,760,408	4,892,701

Cash, at end of year	$4,253,705	5,633,772

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$46,952	42,341

See accompanying notes to financial statements.

SUROS SURGICAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(unaudited)

(1)	Summary of Significant Accounting Policies

Nature of Business

Suros Surgical Systems, Inc. (the Company or Suros) is a medical device manufacturer setting new industry standards for minimally invasive methods of tissue excision, biopsy and site marking within multiple surgical specialties.

Basis of Presentation

The accompanying condensed financial statements as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 are unaudited. In the opinion of the Company, all adjustments considered necessary to present fairly the balance sheet as of March 31, 2006, and the statements of operations and cash flows for the three month periods ended March 31, 2006 and 2005, have been included.

The statements of operations for the three months ended March 31, 2006 and 2005 are not necessarily indicative of the statements of operations for the entire year. The accompanying condensed financial statements should be read in conjunction with the audited financial statements as of and for the year ended December 31, 2005 included herein.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consisted of the following:

	March 31, 2006	December 31, 2005
Raw materials	$1,149,029	959,492
Work in process	161,914	152,350
Finished goods	751,105	1,016,860

Total inventories	$2,062,048	2,128,702

Warranties

The Company provides a one-year standard warranty for the ATEC system. The Company provides for the estimated cost of product warranties at the time product revenue is recognized. Factors that affect the Company’s warranty reserves include the number of units sold, historical and anticipated rates of warranty repairs and the cost per repair. Suros assesses the adequacy of the warranty reserve at least quarterly and adjusts the amount as necessary.

SUROS SURGICAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(unaudited)

The information below provides the activity in the Company’s product warranty reserve for products covered under the standard warranty:

	Three months ended March 31,
	2006	2005
Balance at beginning of year	$169,932	54,602
Liabilities accrued for product warranties issued	63,278	43,152
Product warranties paid	(19,080)	(2,678)

Balance at end of year	$214,130	95,076

In addition to the standard warranty, Suros offers customers extended service warranties on the ATEC system for up to 4 years after the expiration of the standard warranty. Revenue generated from the sale of extended warranties is deferred and amortized, utilizing the straight-line method, over the life of the warranty. Costs related to the extended service warranties are recognized in the period in which they are incurred.

The information below provides the activity in the Company’s extended service warranties:

	Three months ended March 31,
	2006	2005
Balance at beginning of year	$1,201,193	430,818
Revenue deferred for extended service warranties sold	395,458	130,257
Revenue recognized on extended service warranties	(81,940)	(41,405)

Balance at end of year	1,514,711	519,670
Less current portion of extended service warranties	(429,515)	(228,021)

Total long term portion of extended service warranties	$1,085,196	291,649

Stock Compensation

On December 16, 2004 the FASB issued SFAS Statement No. 123 (R) (SFAS 123(R)), Share-Based Payment, which is a revision of SFAS Statement No. 123 (SFAS 123), Accounting for Stock-Based Compensation. SFAS 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach on SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

SFAS 123(R) must be adopted for fiscal years starting after June 15, 2005. As a result, the Company has adopted SFAS 123(R) starting in its fiscal first quarter of 2006, which began on January 1, 2006.

As permitted by SFAS 123, the Company historically accounted for share-based payments to employees using Opinion 25’s intrinsic value method and, as such, generally recognized no compensation cost for employee stock options. In addition, SFAS 123(R) requires companies to

SUROS SURGICAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(unaudited)

utilize an estimated forfeiture rate when calculating the expense for the period, whereas, SFAS 123 permitted companies to record forfeitures based on actual forfeitures, which was the Company’s historical policy under SFAS 123. As a result, the Company has applied an estimated forfeiture rate of 0% in determining the expense recorded in the Company’s consolidated statement of income.

During the quarter ended March 31, 2006, the Company has recorded $5,915 of stock-based compensation expense as a result of the adoption of SFAS 123(R) in general and administrative.

Stock Split

On May 16th, 2005, the Company declared a five-for-one stock split of Common Stock in the form of a stock dividend. The Company also increased the number of authorized shares to 30 million shares, of which 25 million shares are designated as Common Stock, $0.001 par value, and 5 million shares are designated as Preferred Stock, $0.001 par value. The stock split has been reflected in the accompanying financial statements and notes for all periods presented.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)	Long-term Debt

On October 6, 2005, the Company entered into a new line of credit agreement which expires September 30, 2007. The line of credit allows the Company to borrow up to the lesser of (a) $6,000,000 or (b) 80% of the Company’s eligible accounts as defined by the agreement. Borrowings under the line of credit bear interest at either the bank’s prime rate (7.25% at December 31, 2005) or LIBOR plus 2.5%. Borrowings under the line of credit are subject to certain financial covenants and restrictions on indebtedness, dividend payments, financial guarantees, business combinations, and other related items.

During the three months ended March 31, 2006, the Company modified the terms of the line of credit. The revised terms allow for maximum borrowing availability of $3,000,000 and matures on June 30, 2006.

The Company had no borrowings under the line of credit for the period ended March 31, 2006.

(3)	Stock Options

In October 2001, Suros adopted the 2001 Stock Option Plan (the Plan), which permits Suros’ Board of Directors to grant stock options to selected key employees, directors and advisors of Suros.

Stock options under the Plan are granted with exercise prices as determined by the Board of Directors. Stock options vest and become fully exercisable ratably over one to five years from the date of grant. All unexercised options expire 10 years from the date of grant.

SUROS SURGICAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(unaudited)

Stock option activity during the period indicated is as follows:

	Number of shares	Per Share Exercise price	Weighted average exercise price
Options outstanding at December 31, 2005	2,346,025	0.40 - 4.02	1.76
Granted	40,500	4.48	4.48
Exercised	—	—	—
Forfeited	—	—	—

Options outstanding at March 31, 2006	2,386,525	$0.40 - 4.48	1.81

Options available for grant at March 31, 2006	748,085

The weighted average fair value of shares granted during the quarters ended March 31, 2006 and March 31, 2005, were $3.20 and $0.95, respectively.

The following table summarizes information about the options outstanding at March 31, 2006:

	Number outstanding at March 31, 2006	Options outstanding		Options exercisable
		Weighted average remaining contractual life	Weighted average exercise price	Number exercisable at March 31, 2006	Weighted average exercise price
Range of exercise prices:
$0.40	345,850	6.4 years	$0.40	345,850	$0.40
$0.91	709,675	6 years	0.91	624,290	0.91
$1.32 - $2.38	755,000	8.2 years	2.14	380,841	2.01
$2.79 - $3.63	529,500	9.3 years	3.23	9,585	2.79
$4.02 - $4.48	46,500	9.8 years	4.42	—	—

The fair value of these options was estimated at the date of grant using the Black-Scholes pricing model with the following weighted average assumptions as of March 31, 2006:

•	Risk free interest rate of 4.5%

•	Dividend yield of 0%,

•	Expected volatility of 80%

•	Expected life of 6 years

(4)	Contingencies

Suros is involved in patent, product liability, and other legal proceedings that arise in the course of Suros’ business. Suros records a liability when a loss is considered probable and the amount can be reasonably

SUROS SURGICAL SYSTEMS, INC.

Notes to Condensed Financial Statements

(unaudited)

estimated. If the reasonable estimate of a probable loss is a range, and no amount within the range is a better estimate, the lower end of the range is accrued. If a loss is not probable or a probable loss cannot be reasonably estimated, no liability is recorded. As of December 31, 2005 and 2004, Suros had no contingent liabilities recorded.

Patent and other proprietary rights are essential to Suros’ business. Significant litigation concerning patents and products is pervasive in Suros’ industry. Patent claims include challenges to the coverage and validity of Suros’ patents on products or processes as well as allegations that Suros’ products infringe patents held by competitors or other third parties. Although Suros believes that it has valid defenses to these challenges with respect to material patents, there can be no assurance as to the outcome of these matters, and a loss in any of these cases could result in a loss of patent protection or the ability to market products, which could lead to a significant loss of sales, or otherwise materially affect future results of operations.